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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of U.S. Bancorp on Form S-4 of our report dated January 29, 1999, on the financial statements of Peninsula Bank of San Diego, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

San Diego, California
November 4, 1999